UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2009 (August 7, 2009)

GASTAR EXPLORATION LTD.

(Exact Name of Registrant as Specified in Its Charter)

ALBERTA, CANADA	001-32714	98-0570897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 LAMAR STREET, SUITE 1080

HOUSTON, TEXAS 77010

(Address of principal executive offices)

(713) 739-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02	Termination of a Material Definitive Agreement

On July 13, 2009, following the consummation of the sale of its Australian assets (as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 16, 2009 and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 6, 2009), Gastar Exploration USA, Inc., a wholly owned subsidiary of Gastar Exploration Ltd. (“Gastar USA” and the “Company”, respectively) launched an offer (the “Asset Sale Offer”) to purchase any and all of its outstanding 12 3/4% Senior Secured Notes from the note holders upon the terms and subject to the conditions set forth in the Asset Sale Offer Statement, dated July 13, 2009 (the “Asset Sale Offer Statement”). The Asset Sale Offer Statement was in accordance with and the Asset Sale Offer was made pursuant to the terms of the Indenture, dated as of November 29, 2007 (the “Base Indenture”), as amended and supplemented by the Supplemental Indenture dated as of February 16, 2009 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), by and among the Company, Gastar USA, certain other subsidiaries of the Company and Wells Fargo Bank, National Association, as trustee, pursuant to which the 12 3/4% Senior Secured Notes were originally issued. The 12 3/4% Senior Secured Notes were set to mature on December 1, 2012.

On August 6, 2009, the note holders tendered to the Company all of the outstanding $100.0 million principal amount of the 12 3/4% Senior Secured Notes at 106.375% of par, plus accrued and unpaid interest. On August 7, 2009, the Company used a portion of the net proceeds from the sale of its Australian assets to retire in full the 12 3/4% Senior Secured Notes and discharge all of its obligations under the Indenture by directly tendering payment of $108.7 million to the note holders and requesting the cancellation of the 12 3/4% Senior Secured Notes by the trustee. The Indenture contained customary terms, events of defaults and covenants, that among other things, limited Gastar USA’s and certain other subsidiaries’ ability to: (i) incur additional indebtedness; (ii) pay distributions on, or repurchase or redeem Company equity interests; (iii) make certain investments; (iv) incur liens; (v) enter into certain transactions with affiliates; and (vi) sell assets or consolidate or merge into other companies. The 12 3/4% Senior Secured Notes and related guarantees were secured by a lien on the Company’s principal natural gas and oil properties and other assets securing the Company’s revolving credit facility.

A copy of the Base Indenture is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 4, 2007 and a copy of the Supplemental Indenture is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2009. Each of the Base Indenture and Supplemental Indenture is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following is a list of exhibits filed as part of this Form 8-K. Where so indicated, exhibits which were previously filed are incorporated herein by reference:

Exhibit No.	Description of Document
4.1	Indenture related to the 12 3/4% Senior Secured Notes due November 29, 2012, dated as of November 29, 2007, between Gastar Exploration USA, Inc., Gastar Exploration Ltd., Wells Fargo Bank, National Association, as Trustee and Collateral Agent and each of the other Guarantors party thereto (including the form of 12 3/4% Senior Secured Note due 2012) (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated December 4, 2007. File No. 333-132714).

4.2	Supplemental Indenture dated as of February 16, 2009, related to the 12 3/ 4% Senior Secured Notes due 2012, between Gastar Exploration USA, Inc., Gastar Exploration Ltd., Wells Fargo Bank, National Association, as Trustee and Collateral Agent, and each of the other Guarantors party thereto (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated February 20, 2009. File No. 001-132714).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASTAR EXPLORATION LTD.

Date: August 11, 2009	/s/ J. RUSSELL PORTER
J. Russell Porter
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
4.1	Indenture related to the 12 3/4% Senior Secured Notes due November 29, 2012, dated as of November 29, 2007, between Gastar Exploration USA, Inc., Gastar Exploration Ltd., Wells Fargo Bank, National Association, as Trustee and Collateral Agent and each of the other Guarantors party thereto (including the form of 12 3/4% Senior Secured Note due 2012) (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated December 4, 2007. File No. 333-132714).

4.2	Supplemental Indenture dated as of February 16, 2009, related to the 12 3/ 4% Senior Secured Notes due 2012, between Gastar Exploration USA, Inc., Gastar Exploration Ltd., Wells Fargo Bank, National Association, as Trustee and Collateral Agent, and each of the other Guarantors party thereto (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated February 20, 2009. File No. 001-132714).